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                                                                     EXHIBIT 4.2

                                                                   CUSIP

                             ASHTON WOODS USA L.L.C.
                            ASHTON WOODS FINANCE CO.

No.                                                       $

                     9.5% SENIOR SUBORDINATED NOTE DUE 2015

      ASHTON WOODS USA L.L.C., a Nevada limited liability company (the "Issuer"), and ASHTON WOODS FINANCE CO., a Delaware corporation (the "Co-Issuer" and, together with the Issuer, the "Issuers"), for value received, promises to
pay to CEDE & CO. or registered assigns the principal sum of $    dollars on
October 1, 2015.

      Interest Payment Dates: April 1 and October 1.

      Record Dates: March 15 and September 15.

      Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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      IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                           ASHTON WOODS USA L.L.C.,
                                           as Issuer

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________

                                           ASHTON WOODS FINANCE CO.,
                                           as Co-Issuer

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________

Dated:

Certificate of Authentication

      This is one of the 9.5% Senior Subordinated Notes due 2015 referred to in the within-mentioned Indenture.

                                           U.S. BANK NATIONAL ASSOCIATION,
                                           as Trustee

                                           By: _________________________________

Dated:
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                            [FORM OF REVERSE OF NOTE]

                             ASHTON WOODS USA L.L.C.
                            ASHTON WOODS FINANCE CO.

                     9.5% SENIOR SUBORDINATED NOTE DUE 2015

      1. Interest. ASHTON WOODS USA L.L.C., a Nevada limited liability company (the "Issuer"), and ASHTON WOODS FINANCE CO., a Delaware corporation (the "Co-Issuer" and, together with the Issuer, the "Issuers"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 9.5% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including September 21, 2005 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each April 1 and October 1, commencing April 1, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 9.5% per annum.

      2. Method of Payment. The Issuers will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on March 15 or September 15 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

      3. Paying Agent and Registrar. Initially, U.S. Bank National Association (the "Trustee") will act as a Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice. Neither of the Issuers nor any of their Affiliates may act as Paying Agent or Registrar.

      4. Indenture and Subordination. The Issuers issued the Notes under an Indenture dated as of September 21, 2005 (the "Indenture") among the Issuers, the Guarantors (as defined in the Indenture) and the Trustee. This is one of an issue of Notes of the Issuers issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Senior Debt. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

      5. Optional Redemption. (a) The Issuer, at its option, may redeem the Notes, in whole or in part, at any time on or after October 1, 2010 upon not less than 30 nor more than

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60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together, in each case, with accrued and unpaid interest thereon, if any, to the Redemption Date, if redeemed during the 12-month period beginning on October 1 of each year listed below:

Year                                             Optional Redemption Price
--------------------------------------------     -------------------------
2010........................................             104.750%
2011........................................             103.167%
2012........................................             101.583%
2013 and thereafter.........................             100.000%

      (b) At any time or from time to time prior to October 1, 2008, the Issuer, at its option, may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 109.500% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided, however, that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

      (c) In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, while such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and appropriate; provided, however that no Notes of a principal amount of $1,000 or less shall be redeemed in part. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a Holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Issuers shall fail to redeem any such Note.

      6. Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture. On and after the Redemption Date, unless the Issuers default in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

      7. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuers shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

      8. Registration Rights. Pursuant to a Registration Rights Agreement among the Issuers, the Guarantors, and UBS Securities LLC and Wachovia Capital Markets, LLC, the Issuers and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

      9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

      10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

      11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuers at its written request. After that, Holders entitled to the money must look to the Issuers for payment as general creditors unless an "abandoned property" law designates another Person.

      12. Amendment, Supplement, Waiver, Etc. The Issuers, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Issuers, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes or two-thirds of such aggregate principal amount as to amendments or modifications relating to provisions governing Change of Control Offers, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

      13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Equity Interests or certain Indebtedness, make certain Investments, create or incur Liens, enter into transactions with Affiliates, enter into agreements restricting the ability of Restricted Subsidiaries to pay dividends and make distributions and on the ability of the Issuer to merge or consolidate with any other Person or transfer all or substantially all of the Issuer's, the Co-Issuer's or any Guarantor's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04, the Issuers must annually report to the Trustee on compliance with such limitations.

      14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

      15. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee and the Issuers, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare all principal of and accrued interest on all Notes to be immediately due and payable and such amounts shall become immediately due and payable. If an Event of Default specified in Section 6.01(7) or (8) occurs with respect to the Issuer, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Issuers under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

      16. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not Trustee.

      17. Discharge. The Issuers' obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

      18. Guarantees. This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

      19. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

      20. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York. The Trustee, the Issuers, the Guarantors and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

      21. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

      ASHTON WOODS USA L.L.C.
      1080 Holcomb Bridge Road
      Building 200, Suite 350
      Roswell, GA  30076
      Attention: Chief Financial Officer

                                   ASSIGNMENT

I or we assign and transfer this Note to:

                (Insert assignee's social security or tax I.D. number)
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
                (Print or type name, address and zip code of assignee)

and irrevocably appoint:

_______________________________________________________________________________
_______________________________________________________________________________

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:________________                Your Signature:____________________________
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Note)

               Signature Guarantee:_________________


                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 4.09, Section 4.15 or Section 4.19 of the Indenture, check the appropriate box:

  [ ] Section 4.09      [ ] Section 4.15        [ ] Section 4.19

      If you want to have only part of the Note purchased by the Issuers pursuant to Section 4.09, Section 4.15 or Section 4.19 of the Indenture, state the amount you elect to have purchased:

$______________________
 (multiple of $1,000)

Date:__________________

                Your Signature:_______________________________________________
                               (Sign exactly as your name appears on the face
                                of this Note)
________________________________
Signature Guaranteed

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                              NOTATION OF GUARANTEE

      Each of the undersigned (the "Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of September 21, 2005 by and among ASHTON WOODS USA L.L.C., a Nevada limited liability company (the "Issuer"), and ASHTON WOODS FINANCE CO., a Delaware corporation (the "Co-Issuer" and, together with the Issuer, the "Issuers"), the Guarantors, as guarantors, and U.S. Bank National Association, as trustee (the "Trustee") (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

      The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

                         [Signatures on Following Pages]

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      IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

                             BLACK AMBER FLORIDA, INC.
                             ASHTON BROOKSTONE, INC

                             By:  _____________________________________________
                                  Name:       Robert Salomon
                                  Title:      Chief Financial Officer

                             ASHTON ATLANTA RESIDENTIAL, L.L.C.
                             CANYON REALTY L.L.C.
                             ASHTON DALLAS RESIDENTIAL L.L.C.
                             ASHTON HOUSTON RESIDENTIAL L.L.C.
                             ASHTON HOUSTON DEVELOPMENT L.L.C.
                             ASHTON WOODS CORPORATE, LLC
                             ASHTON ORLANDO RESIDENTIAL L.L.C.
                             ASHTON BURDEN, LLC
                             ASHTON WOODS ARIZONA L.L.C.
                             ASHTON TAMPA RESIDENTIAL, LLC
                             ASHTON DENVER RESIDENTIAL, LLC
                             ASHTON WOODS FLORIDA L.L.C.
                             ASHTON WOODS BUTLER L.L.C.
                             ASHTON WOODS LAKESIDE L.L.C.
                             ISLEWORTH WEST LIMITED PARTNERSHIP

                             By:  _____________________________________________
                                  Name:       Robert Salomon
                                  Title:      Manager

                             ASHTON WOODS CONSTRUCTION, LLC

                             By: ASHTON WOODS HOMES USA L.L.C., sole
                             member

                             By:  _____________________________________________
                                  Name:       Robert Salomon
                                  Title:      Chief Financial Officer

                             PINERY JOINT VENTURE

                             By: ASHTON WOODS HOMES USA L.L.C., partner

                             By:  _____________________________________________
                                  Name:       Robert Salomon
                                  Title:      Chief Financial Officer

                             ISLEWORTH WEST LIMITED PARTNERSHIP

                             By: ASHTON WOODS FLORIDA L.L.C., general
                             partner

                             By:  _____________________________________________
                                  Name:       Robert Salomon
                                  Title:      Manager

                             ASHTON WOODS ORLANDO LIMITED
                             PARTNERSHIP

                             By: ASHTON WOODS LAKESIDE L.L.C., general
                             partner

                             By:  _____________________________________________
                                  Name:       Robert Salomon
                                  Title:      Manager